Exhibit 99.1

EyePoint Pharmaceuticals Announces Appointment of Ramiro Ribeiro, M.D., Ph.D. as Chief Medical Officer

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Company on-track to report topline data in 2Q 2024 for the Phase 2 PAVIA clinical trial of EYP-1901 in moderately severe-to-severe NPDR –

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Initiation of first Phase 3 clinical trial (LUGANO) of EYP-1901 in wet AMD expected in 2H 2024 –

WATERTOWN, Mass, March 4, 2024 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a company committed to developing and commercializing therapeutics to help improve the lives of patients with serious retinal diseases, today announced the appointment of Ramiro Ribeiro, M.D., Ph.D. as Chief Medical Officer to succeed Dario Paggiarino, M.D. who has served as EyePoint’s Chief Medical Officer since 2016. Dr. Ribeiro is a trained retinal specialist and joins EyePoint from Apellis Pharmaceuticals, where he served as Vice President, Head of Clinical Development.

“We are delighted to welcome Dr. Ribeiro to the EyePoint senior leadership team during an exciting time as we approach the anticipated Phase 2 PAVIA trial readout of EYP-1901 for NPDR in the second quarter and the initiation of our first Phase 3 LUGANO pivotal trial in wet AMD in the second half of this year,” said Jay S. Duker, M.D., President and Chief Executive Officer of EyePoint Pharmaceuticals. “Ramiro is a proven leader with a strong scientific and clinical background, and a track record of successfully bringing novel therapies for patients. His wealth of experience will be an incredibly valuable addition to the team as we advance EYP-1901 and pipeline programs through clinical development and potential FDA approval. I also want to express my sincere gratitude to Dr. Paggiarino for his numerous contributions to EyePoint during his tenure. Dario’s clinical knowledge and leadership have been instrumental to our success.”

“I have devoted my career to bringing innovative treatments to patients suffering from sight-threatening conditions, and I believe that intravitreal sustained-delivery therapies using EyePoint’s Durasert E™ technology have great potential to transform the treatment paradigm for serious retinal diseases” said Dr. Ribeiro. “EyePoint has built an impressive foundation as the leader in sustained intraocular drug delivery, demonstrated by the compelling efficacy and safety data of EYP-1901 observed in the Phase 1 DAVIO and Phase 2 DAVIO 2 trials. I am excited to work with the talented team at Eyepoint to drive the development of promising product candidates across Eyepoint’s portfolio and bring novel treatment options to patients around the world.”

Dr. Ribeiro joins EyePoint from Apellis Pharmaceuticals, where he served as Vice President and Head of Clinical Development. In his previous role, Dr. Ribeiro was responsible for building the pipeline strategy for Apellis’s ophthalmology franchise. He successfully led the cross-functional development team responsible for the global Phase 3 clinical program in Geographic Atrophy (GA) from protocol development through New Drug Application (NDA) submission and the U.S. FDA approval of SYFOVRE. Prior to joining Apellis in 2018, Dr. Ribeiro was the Senior Medical Director and Head of Digital Health at Acucela Inc., where he was responsible for multiple clinical trials in retina. Previously, he held leadership roles at Ophthotech (Iveric Bio), Alcon, Replenish, Inc., and 1Co Inc. Earlier, Dr. Ribeiro was a practicing retinal specialist. He holds a M.D. from Pontifical Catholic University and a Ph.D. in Stem Cell Therapy for Retinal Degenerative Diseases from the Federal University of São Paulo. He was also a research fellow at University of Southern California.

Inducement Grants under Nasdaq Listing Rule 5635(c)(4)

Exhibit 99.1

In connection with the hiring of Dr. Ribeiro, the Compensation Committee of Eyepoint Pharmaceutical’s Board of Directors granted stock options to purchase an aggregate of 125,000 shares of common stock as an inducement award material to Dr. Ribeiro entering into employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4). The stock options have an exercise price equal to the closing price of EyePoint's common stock on March 1, 2024, and will vest as follows: 25% on the first anniversary and monthly through the fourth anniversary of the date of grant, subject to the terms of grant.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq: EYPT) is a clinical-stage biopharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious retinal diseases. The Company's pipeline leverages its proprietary bioerodible Durasert E™ technology for sustained intraocular drug delivery. The Company’s lead product candidate, EYP-1901, is an investigational sustained delivery treatment for VEGF-mediated retinal diseases combining vorolanib, a selective and patent-protected tyrosine kinase inhibitor with Durasert E™. Pipeline programs include EYP-2301, a promising TIE-2 agonist, razuprotafib, f/k/a AKB-9778, formulated in Durasert E™ to potentially improve outcomes in serious retinal diseases. The proven Durasert® drug delivery technology has been safely administered to thousands of patient eyes across four U.S. FDA approved products. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts.

Vorolanib is licensed to EyePoint exclusively by Equinox Sciences, a Betta Pharmaceuticals affiliate, for the localized treatment of all ophthalmic diseases outside of China, Macao, Hong Kong and Taiwan.

Forward Looking Statements

EYEPOINT PHARMACEUTICALS SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the use of proceeds for the offering and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes uncertainties regarding the timing and clinical development of our product candidates, including EYP-1901 and EYP-2301; the potential for EYP-1901 as a novel sustained delivery treatment for serious eye diseases, including wet age-related macular degeneration (wet AMD) and non-proliferative diabetic retinopathy (NPDR) and diabetic macular edema (DME); the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals including potential U.S. Food and Drug Administration (FDA) regulatory approval of EYP-1901 and EYP-2301; the success of current and future license agreements; our dependence on contract research organizations, co-promotion partners, and other outside vendors and service providers; the success of Durasert® as a drug delivery platform in FDA approved products; product liability; industry consolidation; compliance with environmental laws; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; manufacturing risks; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you

Exhibit 99.1

consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investors:

Christina Tartaglia
Stern IR
Direct: 212-698-8700
christina.tartaglia@sternir.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com